EXHIBIT 10.15

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is entered into as of January 11, 2011, by and between Cyrenaic Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Remy Luthringer, an individual (“Consultant”).

WHEREAS, the Company wishes to obtain the services of Consultant for certain purposes, and Consultant wishes to provide such services, all subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound, the Company and Consultant hereby agree as follows:

1.                                      Services to Be Provided.  During the Term (as defined below), Consultant shall provide services of business development and advice in terms of strategy (the “Services”). The Consultant shall be available to render the Services (a) during normal business hours or such other reasonable times as the parties may agree and (b) at the Company’s offices, places the Company may request from time to time or such other places as the parties may agree.  Consultant shall target to provide 36 hours of work on a bi-weekly basis.

2.                                      Term.  The initial term of this Agreement shall begin on January 11, 2011, and shall continue until December 31, 2011, unless terminated prior thereto pursuant to Paragraph 7 below (the “Initial Term”).  At the expiration of the Initial Term, the Term of this Agreement shall automatically renew for successive one (1) month periods (the Initial Term, all such renewal periods and the Transition Period (as defined below), the “Term”) unless written notice of non-renewal is provided by one party to the other at least ten (10) days prior to the applicable renewal date.  If at any time during the Term of this Agreement, the Company hires an individual to serve as Chief Medical Officer, the Consultant hereby agrees to continue to provide Services under this Agreement for one (1) month from the date of such hiring (the “Transition Period”).

3.                                      Compensation and Expenses.

(a)                                 Monthly Payment.  As compensation for Consultant’s performance of the Services to be performed by Consultant under this Agreement, the Company shall pay Consultant $11,250 per month (the “Monthly Payment”), payable bi-weekly in arrears, for each month during which he provides Services during the Term; provided, however, if at any time during the Term of this Agreement, the Company hires an individual to serve as Chief Medical Officer, the Monthly Payment for the remainder of the Term and during the Transition Period shall be $8,000 per month, payable bi-weekly in arrears.  To the extent the Transition Period does not commence at the start of the applicable bi-weekly pay period, the Monthly Payment shall only be reduced for such pro rata portion of the bi-weekly pay period that was part of the Transition Period.

(b)                                 Expenses.  The Company shall reimburse the Consultant for all reasonable travel and other business expenses incurred in the performance of Consultant’s duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures.  Notwithstanding the foregoing, no individual expense shall exceed $2,500 without the prior written approval of the Company.

4.                                      Independent Contractor.  Consultant acknowledges that he is acting as an independent contractor, that Consultant is solely responsible for his actions or inactions, and that nothing in this Agreement will be construed to create an agency, employment, partnership or joint venture relationship between the Company and Consultant.  Consultant is not authorized to enter into contracts or agreements on behalf of the Company or to otherwise create obligations of the Company to third parties without prior written authorization by the Company.  Consultant acknowledges that he is not an employee of the Company for any purpose, including for: (i) federal, state or local tax, employment, withholding or reporting purposes; or (ii) eligibility or entitlement to any benefit under any of the Company employee benefit plans (including those that are subject to the Employee Retirement Income Security Act of 1974, as amended), incentive compensation or other employee programs or policies.  Consultant agrees that he is solely responsible for payment of all applicable workers’ compensation, disability benefits, unemployment insurance and any other taxes required by any foreign jurisdiction, and for withholding and paying any such taxes (including any employment taxes and income withholding taxes) as required.

5.                                      Restrictive Covenants.

(a)                                 Confidentiality.  The Consultant agrees that he will not during the Term or thereafter divulge to anyone (other than the Company or any persons designated by the Company) any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company, including, without limitation, all types of trade secrets, business strategies, marketing, sales and distribution plans (collectively, “Confidential Information”).  The Consultant further agrees that he will not disclose, publish or make use of any such Confidential Information (other than in the performance of the Consultant’s duties hereunder) without the prior written consent of the Company.  Consultant shall use the Confidential Information solely for the performance of Services under this Agreement and for no other purpose.  Consultant shall not use any Confidential Information to circumvent Company or its affiliates of their clients or use the Confidential Information for its own benefit.  Consultant shall not reverse engineer, reverse compile or otherwise attempt to derive the composition or underlying information, structure or ideas of any Confidential Information This provision does not apply to information which becomes available publicly without the fault of the Consultant.

(b)                                 Competitive Business Restrictions.  During the Term, the Consultant shall not engage directly or indirectly, whether as an employee, independent contractor, consultant, partner, shareholder or otherwise, in a business or other endeavor which would or might interfere with any of Consultant’s duties or obligations hereunder or which is competitive with or similar to the Company’s business, anywhere in world.  Notwithstanding the foregoing, the Consultant shall have the right to continue to serve in its current role as employee of Forenap Pharma, a Clinical Research Organization located in Rouffach, France, as long as such service does not materially interfere with Consultant’s duties hereunder.

(c)                                  Non-Disparagement.  The Consultant agrees not to disparage the Company, any of its products or practices, or any of its directors, officers, agents, representatives, stockholders or affiliates, either orally or in writing, at any time.

6.                                      Inventions.  The Consultant agrees that all inventions, discoveries, improvements in “know how” and other trade secrets, other improvements and patentable or copyrightable works (“Inventions”) initiated, conceived or made by him, either alone or in conjunction with others, while performing Services prior to and during the Term shall be the sole property of the Company to the maximum extent permitted by applicable law and, to the extent permitted by law, shall be “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C.A., Section 101). The Company shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in connection therewith. The Consultant hereby assigns to the Company all right, title and interest he may have or acquire in all such Inventions; provided, however, that the Board of Directors of the Company may in its sole discretion agree to waive the Company’s rights pursuant to this Paragraph 6 with respect to any Invention that is not directly or indirectly related to the Company’s business. The Consultant further agrees to assist the Company in every proper way (but at the Company’s expense) to obtain and from time to time enforce patents, copyrights, trade secrets or other rights on such Inventions in any and all countries, and to that end the Consultant will execute all documents necessary:

(a)                                 to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(b)                                 to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

7.                                      Termination.  Notwithstanding the provisions of Paragraph 2, either party may terminate this Agreement upon thirty (30) days’ prior written notice to the other party.  In the event of any termination of this Agreement, the Company shall be responsible for prompt payment of any portion of the compensation owed to Consultant under Paragraph 3 for any Services rendered prior to the effective date of such termination and the remaining Monthly Payments through the scheduled expiration of the Term.

8.                                      No Conflicting Agreements.  Consultant represents that Consultant is not a party to any existing agreement that would prevent Consultant from entering into and performing this Agreement.  Consultant will not enter into any other agreement that is in conflict with Consultant’s obligations under this Agreement.  Subject to the foregoing, Consultant may from time to time act as a consultant to, perform professional services for, or enter into agreements similar to this Agreement with other persons or entities without the necessity of obtaining approval from the Company.

9.                                      Equitable Relief.  Consultant agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in Paragraph 5 of this Agreement.  Accordingly, Consultant and the Company agree that if

Consultant breaches or is accused of breaching any of such covenants, the Company will have available, in addition to any other right or remedy available, the right to seek an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to order specific performance of any such provision of this Agreement, and Consultant will have available the right to seek declaratory relief from a court of competent jurisdiction regarding such alleged breach or threatened breach.  Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuance of such injunction and to the ordering of such specific performance.

10.                               Entire Agreement; Amendment and Assignment.  This Agreement is the sole agreement between Consultant and the Company with respect to the Services to be performed hereunder and supersedes all prior agreements and understandings with respect thereto, whether oral or written.  No modification to any provision of this Agreement shall be binding unless in writing and signed by both Consultant and the Company.  No waiver of any rights under this Agreement will be effective unless in writing signed by the party to be charged.  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant.

11.                               Survival.  Any provision of this Agreement which, by its nature, would survive termination of this Agreement will survive any such termination of this Agreement and remain in full force and effect, including but not limited to Paragraphs 4, 5 and 6 of this Agreement.

12.                               Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to any conflict of laws provisions.

13.                               Notices.  All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand-delivered, sent by facsimile or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

Cyrenaic Pharmaceuticals, Inc.
47 Hulfish Street, Ste. 310

Princeton, NJ 08542

Attention:  Lorenzo Pellegrini

Facsimile No.: 1-609-683-5787

If to Consultant, to:

Dr. Remy Luthringer

[Address]

Facsimile No.: [number]

or to such other names or addresses as the Company or Consultant, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Paragraph.

14.                               Counterparts.  This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Consultant and the Company.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15.                               Severability.  If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement that can be given effect without such invalid or unenforceable provision or application in any other jurisdiction.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the date first above written.

CYRENAIC PHARMACEUTICALS, INC.

By:	/s/ A.N. Karabelas

Name:	A.N. Karabelas

Title:	Chairman

CONSULTANT

/s/ Remy Luthringer
Remy Luthringer

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the date first above written.

CYRENAIC PHARMACEUTICALS, INC.

By:	/s/ A. Karabelas

Name:	A.N. Karabelas

Title:	Chairman

CONSULTANT

/s/ Remy Luthringer
Remy Luthringer